Exhibit 10.1 AMENDED AND RESTATED EMPLOYMENT TRANSITION AGREEMENT This Amended and Restated Employment Transition Agreement (the “Agreement”) is entered into as of January 20, 2026 (hereinafter “Effective Date”), by and between Five9, Inc., a Delaware corporation (hereinafter, the “Company”), and Michael Burkland (hereinafter “Executive”). The parties agree that this Agreement, including Appendix A, Appendix B and Appendix C attached hereto, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and Executive with regard to the subject matter hereof. WITNESSETH: WHEREAS, Executive is employed by the Company as its Chief Executive Officer (the “CEO”) pursuant to the Employment Transition Agreement by and between the Company and Executive, dated as of July 31, 2025 (the “Prior Agreement”); WHEREAS, the Board of Directors of the Company (the “Board”) has appointed Amit Mathradas as the successor Chief Executive Officer of the Company (the “Successor CEO”), effective as of February 2, 2026; and WHEREAS, the Company and Executive desire to amend and restate the Prior Agreement to modify the parties’ obligations following the appointment of the Successor CEO. NOW, THEREFORE, in consideration of mutual promises and agreements herein contained, Company and Executive agree as follows: 1. CEO PERIOD: (a) Services: After the Effective Date, Executive will continue to serve as the CEO of the Company until the date on which the Successor CEO commences serving in such role (such date, the “CEO Transition Date”) unless Executive’s employment is terminated earlier due to (i) a voluntary resignation by Executive for any reason or (ii) a termination by the Company either for or without “Cause” as such term is defined in the Five9, Inc. 2014 Equity Incentive Plan (the “Equity Plan”). The period beginning on the Effective Date and ending on the date Executive ceases to be employed by the Company as the CEO is referred to herein as the “CEO Period.” During the CEO Period, Executive will continue with Executive’s current duties as CEO, and will continue to serve as Chairman of the Board. (b) Compensation and Benefits: While Executive is employed by the Company during the CEO Period, Executive will continue to be paid his base salary of $585,000 per year. Executive will be eligible to earn Executive’s annual

EXECUTIVE: (initial) - PAGE 2 - COMPANY: (initial) bonus for 2025 under the Company’s Bonus Program, calculated based on actual performance and paid when the 2025 annual bonus is paid to the Company’s other executives. In addition, Executive will be eligible to earn a pro-rata portion of Executive’s annual bonus for 2026 under the Company’s Bonus Program for the portion of 2026 that occurs prior to the CEO Transition Date, calculated based on actual performance and paid when the 2026 annual bonus is paid to the Company’s other executives. While Executive is employed by the Company during the CEO Period, Executive will (i) continue to be eligible to participate in the Company- sponsored vacation policies and employee benefits and will be a member of any employee benefit plans that the Company may establish that are generally available to other executives of the Company, and (ii) be eligible for the continued health plan coverage described in Section 3 and the continued vesting of Executive’s then outstanding equity incentive awards in accordance with Section 4 of this Agreement. (c) Executive acknowledges and agrees that the terms of this Agreement related to his transition from the role of CEO and such transition do not constitute “Constructive Termination” or an “Involuntary Termination without Cause” under the Company’s 2019 Key Employee Severance Benefit Plan and that during the CEO Period, Executive shall remain an “at-will” employee. 2. CONTINUED BOARD SERVICE: (a) Services: If Executive remains employed as CEO up to the CEO Transition Date, then Executive will then cease to be employed as the CEO on the CEO Transition Date. Executive will also cease, effective as of the CEO Transition Date (or, if earlier, the date that Executive no longer provides services to the Company as CEO), to be (i) an officer, director or employee of the Company or any subsidiary of the Company (subject to the next sentence of this Section 2(a)), (ii) a member of any sub-committee of any committee of the Board, and (iii) in any position with any plan, trust or other entity affiliated with the Company, except as set forth in this Section 2(a). If Executive remains employed as the Company’s CEO through the CEO Transition Date, and signs the release agreement attached as Appendix A hereto on the CEO Transition Date, then Executive shall continue to serve as a director on the Board through his current term of office (which ends at the Company’s annual meeting of stockholders in 2026 (the “2026 Annual Meeting”)) and as Chairman of the Board, subject to his earlier death, resignation or removal. Executive acknowledges and agrees that he shall not be nominated for, nor shall he stand for, re-election to the Board at the 2026 Annual Meeting. The period beginning on the CEO Transition Date and ending at the 2026 Annual Meeting that Executive serves as a director on the Board is referred to herein as the “Board Period.” During the Board

EXECUTIVE: (initial) - PAGE 3 - COMPANY: (initial) Period, in his role as Chairman of the Board, Executive shall work under the direction of the Successor CEO or the Board to assist the Successor CEO with transition matters and to provide other advisory services to the Board and the CEO including, but not limited to, in the areas of Company culture, innovation, strategic initiatives, and other initiatives, as determined by the Successor CEO or the Board. In the event a successor Chairman of the Board is appointed prior to the 2026 Annual Meeting, prior to making any announcement to employees of the Company or any public statement with respect to such appointment, the Company shall consult reasonably in advance with Executive to provide a meaningful opportunity for Executive to review any proposed announcement or public statement and give due consideration to Executive’s reasonable comment on any such announcement or public statement. (b) Compensation and Benefits: During the Board Period, Executive will be eligible for (i) the continued health plan coverage described in Section 3 and (ii) the continued vesting of Executive’s outstanding equity incentive awards as of the CEO Transition Date pursuant to Section 4 below. Unless approved by the Board or the Compensation Committee of the Board (or as otherwise set forth in this Agreement), Executive shall not receive any additional compensation for his service on the Board or as Chairman, including under the Company’s Non-Employee Director Compensation Policy, during the Board Period. 3. CONTINUED HEALTH PLAN COVERAGE: Executive will continue to be eligible for the continued health plan coverage set forth on Appendix B to this Agreement, which is incorporated herein by reference. 4. EQUITY AWARDS: (a) Executive acknowledges and agrees that Executive will not receive any new equity awards under the Equity Plan during the CEO Period or the Board Period. (b) The periods Executive (i) is employed by the Company during the CEO Period and (ii) provides service as a director on the Board during the Board Period, will each constitute “Continuous Service” under the terms of Executive’s outstanding equity awards under the Equity Plan and Executive will continue to vest in his outstanding unvested equity awards during such employment or service in accordance with the terms of the applicable award agreements and the Equity Plan, and such awards shall otherwise remain subject to the terms of the applicable award agreements and the Equity Plan; provided, however, that such treatment and continued vesting of equity awards during the Board Period is conditioned on Executive’s timely execution of the release attached as Appendix A hereto on the CEO Transition Date in accordance with Section 2(a).

EXECUTIVE: (initial) - PAGE 4 - COMPANY: (initial) (c) If a Change in Control (as defined in the Equity Plan) occurs, (i) Executive’s then outstanding restricted stock units will vest immediately prior to such Change in Control, and (ii) Executive’s then outstanding performance- based restricted stock units (“PRSUs”) will vest immediately prior to such Change in Control at (A) the target performance level for any incomplete portions of any Measurement Periods (as defined in the applicable PRSU award agreement) and (B) the actual performance level for the completed portions of any Measurement Periods though the date on which the Change in Control occurs (to the extent such PRSUs had not previously vested), in either case, calculated in accordance with Section 4(d) of Appendix A to the applicable PRSU award agreement and subject to Executive’s Continuous Service through the date such Change in Control occurs. 5. CONSULTING PERIOD: Unless Executive’s employment is terminated prior to the CEO Transition Date or his service as a director is terminated prior to the 2026 Annual Meeting, in either case, due to a voluntary resignation by Executive for any reason or a termination by the Company for Cause (a “Resignation or Termination for Cause”), Executive and the Company will execute the Independent Contractor Agreement attached as Appendix C hereto (the “Consulting Agreement”) on the date of the 2026 Annual Meeting. In connection with the execution of the Consulting Agreement, Executive will execute the Non-Disclosure Agreement and the Release Agreement attached as Exhibits B and C thereto. This Agreement is entered into and the benefits provided hereunder are provided, with the expectation and on the condition that Executive will sign the aforementioned Release Agreement at the end of the Board Period. As of the Effective Date, the Company’s executive officers and directors are not aware of any act or omission of Executive that could constitute Cause. 6. CHAIRMAN EMERITUS: Beginning on the date Executive ceases to serve on the Board for any reason (unless he is terminated or resigns under circumstances that would constitute Cause) and ending on the earlier to occur of (i) a Change in Control or (ii) Executive’s death, Executive shall carry the title of Chairman Emeritus of the Company, which shall be a non-fiduciary role and shall carry with it no rights (including no right to attend meetings of the Board), authority, duties or responsibilities, and for which Executive shall receive no compensation. 7. EXPENSES: With the approval of the Board or the Successor CEO (as applicable), the Company shall reimburse Executive for reasonable expenses incurred (consistent with the Company’s reimbursement practices for its executive officers or directors, as applicable and as in effect from time to time) by Executive in connection with the performance of the services under this Agreement during the CEO Period and Board Period. Upon termination of this Agreement, Executive shall be entitled to reimbursement for any reasonable expenses incurred prior to the date of termination and previously approved by the Board or the Successor CEO (as applicable).

EXECUTIVE: (initial) - PAGE 5 - COMPANY: (initial) 8. RESTRICTIVE COVENANTS: (a) Executive acknowledges that all of the restrictions, obligations and provisions set forth in the Agreement Regarding Confidential Information, Intellectual Property Non-Solicitation between Executive and the Company, dated as of April 16, 2012 (the “Restrictive Covenants Agreement”), remains in full force and effect in accordance with its terms. (b) Executive will not disparage, defame or otherwise detrimentally comment upon the Company or its affiliates, or their parents, subsidiaries, successors, predecessors and affiliates, or their parents, members, directors, officers, employees, investors, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, including their business practices or products, in any manner. Executive acknowledges that such comment would cause serious damage to the Company and any breach of this provision shall constitute a material breach of this Agreement. The Company will direct its executive officers and members of its Board to not disparage, defame or otherwise detrimentally comment upon Executive or Executive’s employment or services with the Company. (c) Notwithstanding anything in this Agreement to the contrary, (i) nothing in this Agreement or otherwise limits Executive’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002); and (ii) nothing in this Agreement prevents Executive from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity Executive is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934. 9. INDEMNIFICATION: Executive shall indemnify, defend and hold Company, its affiliates and employees harmless against all losses, damages, liabilities, costs and expenses (including but not limited to attorneys’ fees) resulting from any and all third-party actions, suits, claims, or other legal proceedings arising out of the actions or inactions of Executive in respect of services provided to the Company through the end of the Board Period. 10. TERM/SURVIVAL: The Agreement shall be effective as of the Effective Date and either party may terminate this Agreement (effective immediately or at such other

EXECUTIVE: (initial) - PAGE 6 - COMPANY: (initial) time as set forth in the notice of termination), with or without cause, at any time and for any reason. The Agreement shall automatically terminate on the earliest of (i) the date Executive voluntarily terminates Executive’s employment for any reason prior to the CEO Transition Date, (ii) the date the Company terminates Executive’s employment either for or without Cause prior to the CEO Transition Date, or (iii) the date Executive ceases to be a director on the Board for any reason, in each case, unless the Company in its sole discretion offers Executive an extension in writing and Executive accepts the terms of such extension in writing; provided, however, that this Agreement shall terminate immediately if Executive does not execute the release agreement attached as Appendix A hereto on the CEO Transition Date in accordance with Section 2(a), or if Executive revokes either such release agreement following its execution by Executive within the time frame set forth in such release agreement. The termination of this Agreement shall not affect (i) any obligations of the Company and rights of Executive under the Consulting Agreement, and, if the Consulting Agreement has not been executed at such time, the obligation of the Company to enter into the Consulting Agreement in accordance with Section 5, provided that a Resignation or Termination for Cause has not occurred, (ii) Executive’s rights under Section 4 of this Agreement (provided that Executive continues to serve as a director on the Board), and (iii) Executive’s rights under Sections 3 or 6 of this Agreement. Sections 7, 8, 9, 10, 12, 13, 14, 15, 16, 17 and 18 of this Agreement shall also survive the termination of this Agreement. 11. ASSIGNMENT: It is mutually acknowledged that this Agreement contemplates the personal services of Executive and, accordingly, this Agreement or any rights or obligations hereunder or interest herein may not be assigned, transferred or otherwise delegated by Executive without the express prior written consent by Company. Any attempted sale, assignment, transfer, conveyance, or delegation by Executive in violation of this Section 11 shall be void. 12. TERMINATION OF PRIOR AGREEMENT: The Prior Agreement, and any and all obligations thereunder, is hereby terminated, superseded and replaced in its entirety by this Agreement as of the Effective Date. For the avoidance of doubt, the Indemnification Agreement between the Company and Executive, dated July 9, 2021 (the “Indemnification Agreement”) shall remain in full force and effect in accordance with its terms. 13. EQUIPMENT AND FACILITIES: For so long as Executive remains Chairman of the Board during the Board Period, solely at the Company’s discretion, Executive may use the equipment and facilities of the Company provided such equipment and facilities are available. In the event of voluntary or involuntary termination of this Agreement during the Board Period, all equipment and/or other property of Company, including without limitation all code, development tools, and other technology that were supplied by Company, or a client, supplier, customer or partner of Company, to Executive, as well as notes, reports, documentation, and drawings pertaining to such code and technologies, or other Company intellectual

EXECUTIVE: (initial) - PAGE 7 - COMPANY: (initial) property and trade secret information shall be returned to Company by Executive upon the effective date of termination. 14. ARBITRATION: Any and all disputes arising out of and/or relating in any way to the interpretation or performance of this Agreement and/or services provided pursuant to this Agreement shall be resolved at the request of either party through binding arbitration through JAMS and conducted in Alameda County, California, in accordance with the JAMS Arbitration Rules and Procedures. Judgment upon any award by the arbitrators may be entered by the state or federal court having jurisdiction. The parties intend that this Agreement to Arbitrate be irrevocable. 15. ATTORNEY’S FEES: The Company shall reimburse Executive for reasonable legal fees incurred in the negotiation of this Agreement. In the event any legal action, including arbitration, is instituted to enforce any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and expenses. 16. NOTICES: Any notices, authorizations, and requests made in connection with the subject matter of this Agreement shall be in writing and shall be effective when delivered personally to the other party for whom intended (including by courier), or within five (5) days following deposit of same into the United States mail, certified mail, return receipt requested, first class postage prepaid, addressed to such party at the address set forth below its signature to this Agreement. Either party may designate a different address by notice to the other party given in accordance herewith. 17. COOPERATION: Executive agrees to be available to and cooperate with the Company in any Company internal investigation or administrative, regulatory, or judicial proceeding, arbitration or other settlement or dispute that relates to events occurring during the CEO Period or the Board Period or about which the Company otherwise believes Executive may have relevant information, and Executive agrees to provide full and accurate information and reasonable assistance with respect to the same. Executive acknowledges that such cooperation may include, but is not limited to, attending meetings with the Company and its counsel, executing transition agreements, licenses, or other contracts, providing depositions or interrogatories, and providing testimony to any court, agency or adjudicatory body as requested by the Company. In the event that the Company asks for Executive’s cooperation in accordance with this Section 17, the Company agrees to reimburse (or advance, as reasonably needed) Executive for reasonable travel expenses, including lodging and meals, upon submission of receipts to the Company for such expenses and reasonable out of pocket expenses for attorneys fees incurred with respect to such cooperation. Further, Executive shall not knowingly encourage, counsel or assist any non-governmental attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, lawsuits, complaints, or other adverse claims or actions by any non-governmental third party against any of the Releasees (as defined in the release agreement attached as

EXECUTIVE: (initial) - PAGE 8 - COMPANY: (initial) Appendix A hereto) which include the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns and will not provide any information to any non-governmental third party concerning any of the Releasees, unless compelled to do so by valid subpoena or other court order, and in such case only after first notifying the Company sufficiently in advance of such subpoena or court order to reasonably allow the Company an opportunity to object to the same. Executive agrees to notify the Company via email to Tiffany Meriweather, Chief Administrative and Legal Officer, (tiffany.meriweather@five9.com) or to the Company’s then-current General Counsel or Chief Legal Officer) in the event of any requests for information or testimony that Executive receives in connection with any of the foregoing. If in connection with a request for cooperation or assistance, Executive reasonably believes, after consultation with competent counsel, that he faces a conflict of interest as between himself and the Company under the applicable ethical rules, Company will pay for Executive’s representation by a mutually agreed upon counsel. 18. GENERAL PROVISIONS: (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California. (b) This Agreement may not be changed or modified, in whole or part, except by a writing signed by both parties. (c) If any provision of this Agreement shall be found to be invalid or unenforceable, the remaining provisions shall nevertheless remain in full force and effect. (d) Without in any way limiting the remedies available to the Company, Executive agrees if Executive breaches or threatens to breach this Agreement, the Company shall have the right to obtain an injunction against Executive. (e) This Agreement, together with Appendix A, Appendix B and Appendix C attached hereto, sets forth the entire understanding between the parties with respect to the subject matter hereof. It replaces and supersedes any other agreement, representation, or promise which may have existed between the parties, excluding the Indemnification Agreement, the Restrictive Covenants Agreement and agreements regarding Executive’s current equity awards under the Equity Plan, but including any other agreement between Executive and the Company. (f) This Agreement is binding upon and shall insure the benefit of the legal successors and assigns of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date. FIVE9, Inc.: Executive By: /s/ Tiffany Meriweather By: /s/ Michael Burkland Name: Tiffany Meriweather Name: Michael Burkland Title: Chief Administrative and Legal Officer Title: Chief Executive Officer Address: 3001 Bishop Drive, Suite #350 San Ramon, CA 94583 Address: Date: 1/20/2026 Date: 1/20/2026

A-1 APPENDIX A Release Agreement I understand that this Release Agreement (this “Release”) constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by Five9, Inc. (the “Company”) or an affiliate of the Company that is not expressly stated herein or therein. I hereby acknowledge and agree to the following: (a) My employment as Chief Executive Officer of the Company ceased effective [February 2], 2026 (the “Release Date”), in connection with my voluntary retirement and I will be paid all salary due to me through the Release Date. I am not entitled to any benefits or severance under the Company’s 2019 Key Employee Severance Benefit Plan. (b) I entered into an Amended and Restated Employment Transition Agreement (“Transition Agreement”) with the Company effective as of January 20, 2026, which provides certain benefits for services provided during the Board Period (as defined in the Transition Agreement); provided, however, that such benefits will not be provided unless I execute this Release on the Release Date and will no longer be provided if I revoke or breach the terms of this Release. I hereby confirm my obligations under the Agreement Regarding Confidential Information, Intellectual Property Non-Solicitation between me and the Company, dated as of April 16, 2012. Except as otherwise expressly set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (“Releasees”), from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the severance of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees or other claims arising under the California Labor Code, including the Private Attorneys General Act, the

A-2 federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”) and the federal Employee Retirement Income Security Act of 1974 (as amended). To the maximum extent permitted by law, the Release includes all claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected. By releasing such claims, I expressly waive the protections of Section 1542 of the Civil Code (or any other statute or legal doctrine purporting to limit the scope of a general release) which provides: A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party. Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws or operating agreements of the Company or its affiliate; or under applicable law; (b) any rights or claims I have to vested equity; (c) any rights or claims I have under the Transition Agreement; or (d) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with or participating in any proceeding before the Equal Employment Opportunity Commission, the U.S. Department of Labor, or similar state agencies, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding before such entities. I further understand that nothing in this Release Agreement is intended to interfere with or discourage my good faith disclosure to any governmental entity related to a suspected violation of the law, or ability to recover monetary payment for such disclosure. Notwithstanding anything in this Release to the contrary, (a) nothing in this Release or otherwise limits my right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002); and (b) nothing in this Release prevents me from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity I am not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934. I understand that I cannot and will not be held criminally or civilly liable under any federal or state trade secret law for disclosing otherwise protected trade secrets and/or confidential or proprietary information so long as the disclosure is made in (1) confidence to a federal, state, or local government official, directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (2) a

A-3 complaint or other document filed in a lawsuit or other proceeding, so long as such filing is made under seal. I further understand that the Company will not retaliate against me in any way for a disclosure made pursuant to this paragraph. Further, in the event I make such a disclosure, and file a lawsuit against the Company alleging that the Company retaliated against me because of his disclosure, I understand that I may disclose the relevant trade secret or confidential information to my attorney, and may use the same in the court proceeding only if (1) I ensure that any court filing that includes the trade secret or confidential information at issue is made under seal; and (2) I do not otherwise disclose the trade secret or confidential information except as required by court order. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Transition Agreement for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have had at least twenty-one (21) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth (8th) day after I sign this Release. Other than as expressly set forth herein, I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

A-4 I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received on the CEO Transition Date (as defined in the Transition Agreement). EXECUTIVE: Michael Burkland By:_____________________________ Date: ____________________________ COMPANY By: _____________________________ Name: Title: Date:

B-1 APPENDIX B Continued Health Plan Coverage Subject to the other provisions of the Amended and Restated Employment Transition Agreement (the “Transition Agreement”), by and between you and Five9, Inc. (the “Company”) you shall be eligible to be covered under the major medical, dental and vision benefit programs that are currently or in the future sponsored by the Company (or an entity in its controlled group), and which are generally available to active employees (the “Health Plan”), during your tenure as Chief Executive Officer. Subject to the other provisions of this Appendix B, at such time as you cease to serve as the Chief Executive Officer, you shall continue to be eligible to be covered under the Health Plan as a director on the Board and/or former employee of the Company to the extent provided under the paragraph with the header “Ongoing Coverage” below, which, as you know, is a benefit that had been provided under the Employment Transition Agreement, by and between you and the Company, dated as of July 31, 2025, before it was replaced with the Transition Agreement. To the extent that you are eligible to be covered under the Health Plan as set forth in this Appendix B, you can elect to cover your spouse and any eligible dependents (each as defined in the Health Plan) under the Health Plan, all in accordance with the generally applicable provisions of the Health Plan documents regarding coverage of spouses and eligible dependents. Subject to the other provisions of the Transition Agreement, from and after such time as you or a covered spouse or eligible dependent is eligible for Medicare Part A and Part B (collectively, “Medicare”), the Health Plan will pay secondary to Medicare, in accordance with the generally applicable provisions of the Health Plan documents, and without regard to whether such person is actually enrolled in Medicare Part A or Part B. The Company shall pay 100% of the cost of the Health Plan premiums for the coverage for you and your covered spouse and eligible dependents. Notwithstanding the foregoing sentence, if any program under the Health Plan becomes self-funded (in whole or in part), then for the program that is self-funded: (1) you shall pay the Company the cost of such self-funded coverage, calculated in the same manner as COBRA, for you and your covered spouse’s and eligible dependents’ coverage using your own post-tax resources and (2) such payment will be due to the Company with respect to each month of coverage within sixty (60) days of the first day of the month of coverage. For example, if the major medical plan first becomes self-funded as of January 1, 2027 and the dental and vision plans are fully-insured as of that date, you must pay the Company the cost of the January 2027 coverage under the major medical plan by February 28, 2027 and you would not owe any payment to the Company for the premiums related to the vision and dental plans for January 2027. The Company is required to inform you as soon as reasonably possible in writing if any Health Plan program is self-funded to ensure that you are aware of any obligation to pay the Company for any portion of the cost of coverage under the Health Plan.

B-2 Notwithstanding anything in the Transition Agreement to the contrary, you (and your spouse and eligible dependents) shall only be entitled to coverage under the Health Plan to the extent that such coverage complies, or using commercially reasonable efforts can be modified to comply (for example, by making the cost of coverage taxable to you), with the nondiscrimination requirements set forth in Internal Revenue Code (the “Code”) Section 105(h) and Section 2716 of the Public Health Service Act, as incorporated into the Code and the Employee Retirement Income Security Act of 1974, as amended. In the event that the Company in good faith determines that the Health Plan cannot be modified using commercially reasonable efforts (a “Nondiscrimination Event”), the provisions of the paragraph set forth below with the header “EPP” shall apply. Ongoing Coverage. When you cease to serve as the Chief Executive Officer, given that the Company no longer has Aetna as the insurance carrier or third-party administrator for the major medical benefit program, the Company will use commercially reasonable efforts to continue being able to provide ongoing coverage (“Ongoing Coverage”) for you (and your spouse and eligible dependents) in each of the programs under the Health Plan for the time that you are serving as a director on the Board and after you cease to be in service to the Company as an employee or director. In the event that the Company determines in good faith that in using its commercially reasonable efforts it is unable to obtain commercially reasonable Ongoing Coverage, the Company will provide a runway in order to allow you a period of time to transition to alternative coverage for the program that is no longer available. The Company shall provide you with at least thirty (30) days prior written notice before coverage under any of the Health Plan programs is terminated, and this prior written notice requirement applies separately to each program under the Health Plan. This runway shall begin no later than thirty (30) days prior to the last day of the last plan year in which the Company has determined, in good faith, that it cannot provide Ongoing Coverage for the program to you (such last day, the “Ongoing Coverage Ending Date”). The runway shall continue for a period ending on the earlier of (A) the 12-month anniversary of the Ongoing Coverage Ending Date and (B) the last date for which the Company is able to negotiate, using commercially reasonable efforts, continued coverage for you in such program after the Ongoing Coverage Ending Date. For the avoidance of doubt, the obligation described in this paragraph shall apply separately to each of the major medical, dental, and vision programs. EPP. In the event that you cease to be eligible for Ongoing Coverage in the major medical program under the Health Plan in accordance with the immediately preceding paragraph or a Nondiscrimination Event has occurred, the Company shall establish a retiree-only employer payment plan under Code Section 106 (“EPP”) that will reimburse you, on a non-taxable basis, for the amount of individual health insurance premiums incurred for coverage for you and your spouse and eligible dependents. The Company shall credit your account under the EPP with $45,000 per year during your lifetime to be used during such year as described above, with any amounts unused during the year forfeited to the Company.

B-3 For the avoidance of doubt, no survivor coverage is available under this Appendix B. The provisions of this Appendix B shall survive any termination of your employment for any reason, but shall be conditioned upon (i) you signing and not revoking the Company’s standard form of release as set forth in Appendix A to the Transition Agreement on the CEO Transition Date (as defined in the Transition Agreement) in connection with your termination of employment and, (ii) if Executive is required to execute the Consulting Agreement (as defined in the Transition Agreement) in accordance with Section 5 of the Transition Agreement, you signing and not revoking the Company’s standard form of release as set forth in Exhibit C to the Consulting Agreement (as defined in the Transition Agreement) on the date of the 2026 Annual Meeting.

C-1 APPENDIX C Consulting Agreement [Attached]

NAI-5009156972v11 APPENDIX C INDEPENDENT CONTRACTOR AGREEMENT This Agreement is entered into as of [May 20], 2026 (hereinafter “Effective Date”), by and between Five9, Inc., a Delaware corporation (hereinafter, the “Company”), and Michael Burkland (hereinafter “Consultant”). WITNESSETH: Whereas, Consultant and the Company entered into the Amended and Restated Employment Transition Agreement, effective January 20, 2026 (“Transition Agreement”); Whereas, pursuant to the Transition Agreement, Consultant’s services as a director of the Board of Directors of the Company (“Board”) ceased on the Effective Date; Whereas, Company now desires to engage and to obtain the full benefit of the services of Consultant as an independent contractor, in the performance of activities set forth herein; and Whereas, Consultant desires, as an independent contractor, to provide Company with the full benefit of his services. Now, therefore, in consideration of mutual promises and agreements herein contained, Company and Consultant agree as follows: 1. SERVICES: Consultant shall perform for Company the services described in Exhibit A, Section I, attached hereto and incorporated by reference herein (“Services”) for the term of this Agreement as set forth in Section 5. Services shall also include, without limitation, the preparation and delivery to Company of such reports as to the progress in performing Services as may from time to time be requested by Company. Services shall be performed at such place or places as Company may from time to time designate. 2. CONFIDENTIALITY: (a) Consultant agrees to execute the Non-Disclosure Agreement attached hereto as Exhibit B with Company as a necessary precondition of entering into this Agreement to provide the Services. Consultant acknowledges that during the term of this Agreement, he will have access to and become acquainted with Company’s Confidential Information (as defined in the Non-Disclosure Agreement attached hereto as Exhibit B). Company’s Confidential Information shall be safeguarded by Consultant at least to the same extent that Consultant safeguards material and data relating to Consultant's own business and personal matters.

CONSULTANT: (initial) - PAGE 2 - COMPANY: (initial) (b) Consultant acknowledges that during the term of this Agreement, he will have access to and become acquainted with the Company’s trade secrets, including, but not limited to, customer lists, pricing information, business methodologies, patent, copyright, proprietary information, techniques, designs, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products of the Company, as well as data relating to the business of Company or Company's clients, (hereinafter “Trade Secrets”). Trade Secrets are secret, confidential and proprietary to Company and will have been disclosed to Consultant or obtained by him in confidence and trust for the sole purpose of using the same for the sole benefit of Company and Company's customers. During and after the course of this Agreement (other than as authorized in the course of performing Services under this Agreement), Consultant agrees to treat all such Trade Secrets as Confidential Information in accordance with the terms of the Non-Disclosure Agreement. 3. INTELLECTUAL PROPERTY (a) Definitions. Consultant acknowledges that during the term of this Agreement, he will have access to and become acquainted with the Company’s “Intellectual Property” which includes, but is not limited to, every concept, development, design, process, computer program, invention, procedure, system, writing, drawing, plan, know-how, trade secret, customer list, data, market research, product or service details, economic information, or any other intangible asset of value, which are in any way related to the business of the Company or which are created, developed, invented or written by Consultant for the purpose of performing the Services under this Agreement. (b) Ownership by Company. Consultant agrees to assign, and does hereby assign, to Company Consultant’s entire right, title, ownership and interest in and to any and all Intellectual Property and Trade Secrets, whether or not patentable or registrable under copyright, trademark or similar laws, which Consultant may solely or jointly conceive, develop, or reduce to practice, or cause to be conceived, developed, or reduced to practice (i) to the extent based on any information received from Company during the term of this Agreement or (ii) that are developed during the term of this Agreement in the conduct of the Services or any other services for Company during the term of this Agreement (hereinafter “Developments”). Consultant shall promptly disclose in writing to Company each Development and agrees to treat all such Developments as Confidential Information in accordance with the terms of the Non-Disclosure Agreement. Each copyrightable work, to the extent permitted by law, will be considered a “work made for hire” under the United States Copyright Act, and the copyright of such work shall be solely in Company’s name. Consultant understands and agrees that the decision whether or not to commercialize or market any Developments is within Company’s sole discretion and for

CONSULTANT: (initial) - PAGE 3 - COMPANY: (initial) Company’s sole benefit and that no royalty will be due to Consultant as a result of Company’s efforts to commercialize or market any such Developments. (c) License Under Pre-Existing Rights. Consultant agrees that if, in the course of performing the Services, Consultant incorporates into Developments any improvement, development, concept, discovery, or other proprietary information owned by Consultant or in which Consultant has an interest prior to the Effective Date hereof (“Pre-Existing Item”), Company is hereby granted and shall have a non-exclusive, royalty free, perpetual, irrevocable, worldwide license to make, have made, make derivative works of, reproduce, display, perform, use, offer for sale, have offered for sale, sell, and import such Pre-Existing Item but only as part of or in connection with such Developments. 4. INDEMNIFICATION: (a) Indemnity. Consultant shall indemnify, defend and hold Company, its affiliates and employees harmless against all losses, damages, liabilities, costs and expenses (including but not limited to attorneys’ fees) resulting from any and all third-party actions, suits, claims, or other legal proceedings arising out of the actions or inactions of Consultant in performing the Services. (b) Intellectual Property Indemnification. Consultant shall indemnify, defend and hold Company, its affiliates and employees harmless against all losses, damages, liabilities, costs, and expenses (including but not limited to attorneys' fees) resulting from any actions, suits, claims, or other legal proceedings in which it is determined, or any settlement agreement arising out of the allegation, that Consultant’s furnishing or supplying Company with Intellectual Property and/or Trade Secrets during the term of this Agreement constitutes an infringement of any patent, copyright, trademark, trade name, trade secret, or other proprietary or contractual right of any third party. Company agrees to compensate Consultant a mutually agreeable, reasonable rate for any time Consultant actually spends in response to a specific request for assistance by Company under this Section 4(b). If Consultant’s interest in any Development is subordinate to another party, or if Consultant’s interest in any Development has been released to another party pursuant to a pre-existing contract or governmental regulation, Consultant agrees to notify Company and take whatever steps Company deems necessary to convert or transfer such third party’s interest in such Development to Company under the terms of this Agreement. Furthermore, if for any reason Company is unable to obtain Consultant’s execution of any paper necessary or helpful to prepare, file, prosecute, obtain, enforce and/or defend such Intellectual Property rights, Consultant hereby conveys to Company his power of attorney only for the purpose of executing any such papers necessary to do same.

CONSULTANT: (initial) - PAGE 4 - COMPANY: (initial) 5. TERM: (a) This Agreement shall begin on the Effective Date and shall terminate on the one year anniversary of the Effective Date, unless the Company in its sole discretion offers Consultant an extension in writing and Consultant accepts the terms of such extension in writing; provided that any such extension shall be made subject to the terms and conditions of this Agreement, including, without limitation, Exhibit A, Section II; provided, however, that this Agreement shall terminate immediately if the release agreement attached as Exhibit C hereto (the “Release Agreement”) does not become effective following its execution by Consultant within the time frame set forth therein. (b) Consultant may terminate this Agreement upon giving the Company notice at least thirty (30) days prior to the effective date of such termination. The Company may terminate this Agreement with at least thirty (30) days prior notice to Consultant if Consultant engages in conduct that constitutes “Cause” as such term is defined in the Company’s 2014 Equity Incentive Plan (“Equity Plan”). As of the Effective Date, the Company’s executive officers and directors are not aware of any act or omission of Consultant that could constitute Cause. (c) Restricted Activities: (1) During the term of this Agreement, Consultant agrees that Consultant will not, in the capacity of a partner, associate, principal, joint venturer, agent, employee, representative, consultant, manager, adviser, trustee, beneficiary, director, officer, member, shareholder, unitholder or other security holder, engage or attempt to engage in in a Competitive Business Activity anywhere in each and every country, province, state, city, or other similar political subdivision of the world in which the Company or any of its affiliates has carried on its business prior to the Effective Date. (2) For purposes of this clause (c), “Competitive Business Activity” means directly or indirectly: (i) engaging in, or managing, advising, instructing or directing entities or persons engaged in, any business that designs, develops, markets, licenses, distributes, sells, implements, maintains or supports any service or product that is competitive with or readily substitutable for any product or service provided by the Company in its business on or prior to the Effective Date, including but not limited to with any competitor of the Company; (ii) acquiring or having an ownership interest in any entity that designs, develops, markets, licenses, distributes, sells, implements, maintains or supports any product or service that is competitive with or readily substitutable for any product or service provided by the Company in its business prior to or on the Effective Date, except for passive ownership of (A) 1% or less of any entity whose securities have been registered under the Securities Act of 1933 or Section 12 of the Securities Exchange Act of 1934 or whose equity securities are listed on any major national or international stock exchange (a “Public Company”) or (B) 3% or less of any entity other than a

CONSULTANT: (initial) - PAGE 5 - COMPANY: (initial) Public Company; (iii) participating in any capacity in the financing, operation, management or control of any entity that designs, develops, licenses, markets, distributes, sells, implements or supports any product or service that is competitive with or readily substitutable for any product or service provided by the Company on or prior to the Effective Date; or (iv) utilizing knowledge of the Company’s business or relationships with customers, suppliers, partners, licensors, licensees or others to engage or facilitate others to engage in any facet of the Business in the territories described above. (3) Consultant acknowledges and agrees that if Consultant should breach the covenant in this clause (c), irreparable loss and injury could result to the Company and its affiliates, and that damages arising from such a breach would be difficult to ascertain. Consultant therefore agrees that, in addition to all other remedies provided at Law or at equity, including terminating the benefits provided to Consultant under this Agreement, the Company and its affiliates may obtain from a court of law or equity all necessary temporary, preliminary and permanent injunctive relief to prevent or redress a breach or threatened breach by Consultant of such covenant without the necessity of proving irreparable loss or damages or posting a bond. 6. COMPENSATION: (a) Company shall pay to Consultant the Compensation described in Exhibit A, Section II, as full and complete compensation for all Services performed by Consultant hereunder. (b) Company shall not reimburse Consultant for expenses incurred by Consultant in connection with the performance of Services under this Agreement, unless the nature and amount of such expense has been expressly approved in writing by Company prior to Consultant's incurring the same. 7. ASSIGNMENT: It is mutually acknowledged that this Agreement contemplates the services of Consultant and, accordingly, this Agreement or any rights or obligations hereunder or interest herein may not be assigned, transferred or otherwise delegated by Consultant without the express prior written consent by Company. Any attempted sale, assignment, transfer, conveyance, or delegation by Consultant in violation of this Section 7 shall be void. 8. STATUS OF CONSULTANT: (a) Consultant enters this Agreement as, and intends to continue to be, an independent contractor. Consultant acknowledges that as an independent contractor he is undertaking certain risks of loss not associated with an employment relationship. Similarly, Consultant acknowledges that he is not eligible for any vacation, sick-leave, and other benefits normally extended by Company to its employees. The Company will cover costs related to the continued health plan coverage for Consultant and Consultant’s dependents

CONSULTANT: (initial) - PAGE 6 - COMPANY: (initial) subject to the terms and restrictions specified on Appendix B to the Transition Agreement. Under no circumstances shall Consultant look to Company or a customer or business partner of Company as its employer, nor shall Consultant hold himself out as an employee, agent, etc. of either Company or a customer or business partner of Company, and Consultant is not an employee or agent of the Company or any Customer or business partner of the Company. (b) Consultant will be solely responsible for payment of all taxes owed, including payment, if any, of all applicable employment related taxes and Worker's Compensation Insurance (i.e., FICA, Federal, State, Local, etc.). 9. EQUIPMENT: During the consulting period, solely at the Company’s discretion, Consultant may use the equipment of the Company provided such equipment is available. In the event of voluntary or involuntary termination of this Agreement, all equipment and/or other property of Company, including without limitation all code, development tools, and other technology that were supplied by Company, or a client of Company, to Consultant, as well as notes, reports, documentation, and drawings pertaining to such code and technologies, or other Intellectual Property and Trade Secret information shall be returned to Company by Consultant upon effective date of termination. Consultant shall be responsible for providing his own software and hardware as required for performance of Services described in Exhibit A. In the event that Consultant does not possess items which are deemed necessary, Company may purchase them and then retain ownership after the consulting period elapses. 10. ARBITRATION: Any and all disputes arising out of and/or relating in any way to the interpretation or performance of this Agreement and/or Services provide pursuant to this Agreement shall be resolved at the request of either party through binding arbitration through JAMS and conducted in Alameda County, California, in accordance with the JAMS Arbitration Rules and Procedures. Judgment upon any award by the arbitrators may be entered by the state or federal court having jurisdiction. The parties intend that this Agreement to Arbitrate be irrevocable. 11. ATTORNEYS’ FEES: In the event any legal action, including arbitration, is instituted to enforce any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and expenses. 12. NOTICES: Any notices, authorizations, and requests made in connection with the subject matter of this Agreement shall be in writing and shall be effective when delivered personally to the other party for whom intended, or within five (5) days following deposit of same into the United States mail, certified mail, return receipt requested, first class postage prepaid, addressed to such party at the address set forth below its signature to this Agreement. Either party may designate a different address by notice to the other party given in accordance herewith. 13. COOPERATION: Consultant agrees to be available to and cooperate with the Company in any Company internal investigation or administrative, regulatory, or

CONSULTANT: (initial) - PAGE 7 - COMPANY: (initial) judicial proceeding, arbitration or other settlement or dispute that relates to events occurring during Consultant’s employment by the Company or during Consultant’s time as a consultant to the Company or about which the Company otherwise believes Consultant may have relevant information, and Consultant agrees to provide full and accurate information and reasonable assistance with respect to the same. In the event that the Company asks for Consultant’s cooperation in accordance with this Section, the Company agrees to reimburse (or advance, as reasonably needed) Consultant for reasonable travel expenses, including lodging and meals, upon submission of receipts to the Company for such expenses. Further, Consultant shall not knowingly encourage, counsel or assist any non-governmental attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, lawsuits, complaints, or other adverse claims or actions by any non-governmental third party against any of the Releasees (as defined in the release agreement attached as Exhibit C hereto) which include the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns and will not provide any information to any non-governmental third party concerning any of the Released Parties, unless compelled to do so by valid subpoena or other court order, and in such case only after first notifying the Company sufficiently in advance of such subpoena or court order to reasonably allow the Company an opportunity to object to the same. Consultant agrees to notify the Company via email to Tiffany Meriweather, Chief Administrative and Legal Officer, (tiffany.meriweather@five9.com) in the event of any requests for information or testimony that Consultant receives in connection with any of the foregoing. If in connection with a request for cooperation or assistance, Consultant reasonably believes, after consultation with competent counsel, that he faces a conflict of interest as between himself and the Company under the applicable ethical rules, Company will pay for Consultant’s representation by a mutually agreed upon counsel. 14. ACCESS TO RECORDS: During and after the term of this Agreement, the Company agrees to provide Consultant, upon reasonable written request, with copies of any relevant documents or records that are necessary to the Consultant’s defense of the lawsuit captioned Lucid Alternative Fund, LP v. Five9, Inc., et al.; No. 5:24-cv- 08725-PCP (N.D. Cal.), subject to the Company’s right to withhold or redact any irrelevant, confidential, privileged or proprietary information. Any documents or records provided to the Consultant pursuant to the preceding sentence shall be subject to the Non-Disclosure Agreement attached hereto as Appendix B and subject to entry of a valid protective order as requested by the Company in its sole discretion. 15. GENERAL PROVISIONS: (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California. (b) This Agreement may not be changed or modified, in whole or part, except by a writing signed by both parties.

CONSULTANT: (initial) - PAGE 8 - COMPANY: (initial) (c) If any provision of this Agreement shall be found to be invalid or unenforceable, the remaining provisions shall nevertheless remain in full force and effect. (d) Without in any way limiting the remedies available to the Company, Consultant agrees if Consultant breaches or threatens to breach this Agreement, the Company shall have the right to obtain an injunction against the Consultant. (e) This Agreement, together with Exhibits A, B, and C, sets forth the entire understanding between the parties with respect to the subject matter hereof. It replaces and supersedes any other agreement, representation, or promise which may have existed between the parties. (f) This Agreement is binding upon and shall insure the benefit of the legal successors and assigns of the parties. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date. FIVE9, Inc.: CONSULTANT: By: By: Name: Name: Michael Burkland Title: Date: Date:

CONSULTANT: (initial) - PAGE 9 - COMPANY: (initial) EXHIBIT A Section I (“Services”) The services to be performed by the Consultant under this Agreement shall be as follows: Consultant shall work under the direction of the Company’s Chief Executive Officer (“CEO”) or the Board to assist the CEO with transition matters and to provide other advisory services to the Board and the CEO as determined by the CEO or the Board.

CONSULTANT: (initial) - PAGE 10 - COMPANY: (initial) Section II (“Compensation”) “Compensation” to Consultant as full and complete consideration for Services rendered under this Agreement shall be as follows: • Bill rate of $500 per hour, provided Consultant provides reasonably detailed time records to support same. • Project engagement and scope will be determined by the CEO or the Board • Consultant will continue to be eligible for the continued health plan coverage in accordance with Appendix B to the Transition Agreement. • Equity Awards: o The period Consultant provides services as an independent contractor under this Agreement (the “Consulting Period”), will constitute “Continuous Service” under the terms of Consultant’s outstanding equity awards under the Equity Plan and Consultant will continue to vest in his outstanding unvested equity awards during the Consulting Period in accordance with the terms of the applicable award agreements and the Equity Plan, and such awards shall otherwise remain subject to the terms of the applicable award agreements and the Equity Plan; provided however, that such treatment and continued vesting of equity awards during the Consulting Period is conditioned on the Release Agreement becoming effective following its execution by Consultant within the time frame set forth therein. o If a Change in Control (as defined in the Equity Plan) occurs, (i) Consultant’s then outstanding restricted stock units will vest immediately prior to such Change in Control, and (ii) Consultant’s then outstanding performance-based restricted stock units (“PRSUs”) will vest immediately prior to such Change in Control at (A) the target performance level for any incomplete portions of any Measurement Periods (as defined in the applicable PRSU award agreement) and (B) the actual performance level for the completed portions of any Measurement Periods though the date on which the Change in Control occurs (to the extent such PRSUs had not previously vested), in either case, calculated in accordance with Section 4(d) of Appendix A to the applicable PRSU award agreement and subject to Consultant’s Continuous Service through the date such Change in Control occurs.

CONSULTANT: (initial) - PAGE 11 - COMPANY: (initial) EXHIBIT B Non-Disclosure Agreement Consultant agrees to enter into this Non-Disclosure Agreement, or NDA, effective as of [May 20], 2026, as a necessary precondition to providing services to the Company. In the foregoing description “you” and “your” refer to “Company” and “Company’s” respectively. “I” or “me” refers to “Consultant”. 1. Confidential Information: I realize that my position with the Company creates a relationship of high trust and confidence with respect to Confidential Information owned by the Company, its clients or suppliers that may be learned or developed by me while employed by the Company. I further acknowledge that my access to such Confidential Information is contingent upon my execution of this NDA. For purposes of this NDA, “Confidential Information” includes all information that the Company desires to protect and keep confidential or that the Company is obligated to third parties to keep confidential, including but not limited to “Trade Secrets” to the full extent of the definition of that term under California law. It does not include “general skills, knowledge and experience” as those terms are defined under California law. 2. Protection of Confidential Information. I acknowledge that the Company claims its Confidential Information as a special, valuable and unique asset. I will keep in confidence all Confidential Information and will not directly or indirectly disclose to any third party or use for my own benefit, or use for any purpose other than to provide services pursuant to the Agreement, any Confidential Information I receive from the Company. 3. Compelled Disclosure. Should I be faced with legal action to disclose Confidential Information received under this NDA, I shall promptly notify the Company and, upon the request of the latter, shall cooperate with the Company in contesting such a disclosure. Except in connection with failure to discharge the responsibilities set forth in the preceding sentence, neither party shall be liable in damages for any disclosures pursuant to such legal action. 4. Return of Confidential Information. All information furnished under this NDA shall remain the property of the Company and shall be returned to it or destroyed promptly at its request together with all copies made of such information by me. All documents, memoranda, notes and other writings whatsoever prepared by me based on Confidential Information shall be destroyed upon request of the Company and such destruction shall be certified in writing to the Company. 5. No License. No license under any patents, copyrights or mask rights is granted or conveyed by Company’s transmitting Confidential Information to me or other information to me under this NDA, nor shall such a transmission constitute any representation, warranty, assurance, guaranty or inducement by the Company to me with respect to infringement of patent or other rights of others. I agree to assign, and do hereby assign, to Company my entire right, title, ownership and interest in and to any and all intellectual

CONSULTANT: (initial) - PAGE 12 - COMPANY: (initial) property and Trade Secrets, whether or not patentable or registrable under copyright, trademark or similar laws, which I may solely or jointly conceive, develop, or reduce to practice, or cause to be conceived, developed, or reduced to practice (i) to the extent based on any information received from Company or (ii) that are developed in the conduct of the Services or any other services for Company (hereinafter “Developments”). I will promptly disclose in writing to Company each Development and agrees to treat all such Developments as Confidential Information in accordance with the terms of the Non- Disclosure Agreement. Each copyrightable work, to the extent permitted by law, will be considered a “work made for hire” under the United States Copyright Act, and the copyright of such work shall be solely in Company’s name. I understand and agree that the decision whether or not to commercialize or market any Developments is within Company’s sole discretion and for Company’s sole benefit and that no royalty will be due to me as a result of Company’s efforts to commercialize or market any such Developments. 6. Equitable Relief. I acknowledge that my breaching this NDA may result in immediate and irreparable harm to the Company, for which there will be no adequate remedy at law, and you shall be entitled to equitable relief to compel me to cease and desist all unauthorized use and disclosure of your Confidential Information. 7. Governing Law. This NDA shall be governed by and construed in accordance with the laws of the State of California exclusive of its choice of law principles. 8. Term and Termination. This NDA shall commence on the Effective Date of this Agreement and shall continue until the Agreement is terminated. Consultant’s respective obligations of non-disclosure and non-use under Section 2 of this NDA shall commence with respect to each item of Confidential Information on the date of disclosure of such item, and shall continue for a period of three (3) years thereafter, notwithstanding the earlier termination of this NDA. 9. Miscellaneous. This NDA shall not be amended or modified except by a writing duly executed by both parties. All notices under this NDA shall be deemed to have been duly given upon actual receipt by the persons executing this NDA at the address set forth below. Neither party may assign this NDA without the other party's prior written consent, and any assignment in violation of this NDA shall be void. The language of this NDA shall not be construed for or against either party. The headings are not part of this NDA. This NDA may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Notwithstanding anything in this NDA to the contrary, (a) nothing in this NDA or otherwise limits Consultant’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002); and (b) nothing in this NDA prevents Consultant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of

CONSULTANT: (initial) - PAGE 13 - COMPANY: (initial) clarity Consultant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934.

CONSULTANT: (initial) - PAGE 14 - COMPANY: (initial) IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute and deliver this NDA. FIVE9: CONSULTANT: By: By: Name: Name: Michael Burkland Title: Title: Date: Date:

C-1 EXHIBIT C Release Agreement I understand that this Release Agreement (this “Release”) constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by Five9, Inc. (the “Company”) or an affiliate of the Company that is not expressly stated herein or therein. I hereby acknowledge and agree to the following: (a) I ceased to be a director of the Board of Directors of the Company effective [May 20], 2026 (the “Release Date”), in connection my voluntary retirement. (b) I entered into an Amended and Restated Employment Transition Agreement (“Transition Agreement”) with the Company effective as of January 20, 2026, which provided certain benefits for services provided during the CEO Period and the Board Period (as defined in the Transition Agreement). I have been paid all compensation due to me under the Transition Agreement through the Release Date. I am not entitled to any benefits or severance under the Company’s 2019 Key Employee Severance Benefit Plan. (c) I am entering into an independent contractor agreement (“Consulting Agreement”) with the Company effective immediately following the Release Date; provided, however, that the benefits set forth in the Consulting Agreement will not be provided unless I execute this Release on the Release Date and will no longer be provided if I revoke or breach the terms of this Release. I hereby confirm my obligations under the Agreement Regarding Confidential Information, Intellectual Property Non-Solicitation between me and the Company, dated as of April 16, 2012. Except as otherwise expressly set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (“Releasees”), from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the severance of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful

C-2 termination and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees or other claims arising under the California Labor Code, including the Private Attorneys General Act, the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”) and the federal Employee Retirement Income Security Act of 1974 (as amended). To the maximum extent permitted by law, the Release includes all claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected. By releasing such claims, I expressly waive the protections of Section 1542 of the Civil Code (or any other statute or legal doctrine purporting to limit the scope of a general release) which provides: A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party. Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws or operating agreements of the Company or its affiliate; or under applicable law; (b) any rights or claims I have to vested equity; (c) any rights or claims I have under the Consulting Agreement; or (d) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with or participating in any proceeding before the Equal Employment Opportunity Commission, the U.S. Department of Labor, or similar state agencies, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding before such entities. I further understand that nothing in this Release Agreement is intended to interfere with or discourage my good faith disclosure to any governmental entity related to a suspected violation of the law, or ability to recover monetary payment for such disclosure. Notwithstanding anything in this Release to the contrary, (a) nothing in this Release or otherwise limits my right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002); and (b) nothing in this Release prevents me from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity I am not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934.

C-3 I understand that I cannot and will not be held criminally or civilly liable under any federal or state trade secret law for disclosing otherwise protected trade secrets and/or confidential or proprietary information so long as the disclosure is made in (1) confidence to a federal, state, or local government official, directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (2) a complaint or other document filed in a lawsuit or other proceeding, so long as such filing is made under seal. I further understand that the Company will not retaliate against me in any way for a disclosure made pursuant to this paragraph. Further, in the event I make such a disclosure, and file a lawsuit against the Company alleging that the Company retaliated against me because of his disclosure, I understand that I may disclose the relevant trade secret or confidential information to my attorney, and may use the same in the court proceeding only if (1) I ensure that any court filing that includes the trade secret or confidential information at issue is made under seal; and (2) I do not otherwise disclose the trade secret or confidential information except as required by court order. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Consulting Agreement for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have had at least twenty-one (21) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth (8th) day after I sign this Release. Other than as expressly set forth herein, I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

C-4 I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received on the Release Date. PARTICIPANT: Michael Burkland By:_____________________________ Date: ____________________________ COMPANY By: _____________________________ Name: Title: Date: